Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2025 SECOND QUARTER RESULTS

Continued Revenue Growth in Second Quarter

Quarterly Dividend Increases to $0.075

ATLANTA, (August 4, 2025) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the second quarter ended June 30, 2025.

Revenues before reimbursements increased 3% to $323.0 million in the 2025 second quarter from $314.2 million in the 2024 second quarter. Second quarter net income was $7.8 million, or $0.16 per diluted share for CRD-A and CRD-B, compared to $8.6 million, or $0.17 per diluted share for CRD-A and CRD-B in the prior year quarter.

GAAP Consolidated Results
	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Revenues before reimbursements	$323.0	$314.2	3%	$635.0	$615.9	3%
Net income attributable to shareholders	7.8	8.6	(9)%	14.5	11.4	27%
Diluted earnings per share CRD-A	0.16	0.17	(6)%	0.29	0.23	26%
Diluted earnings per share CRD-B	0.16	0.17	(6)%	0.29	0.23	26%

Non-GAAP Consolidated Results
	Three Months Ended June 30,			Six Months Ended June 30,
(in millions, except per share amounts)	2025	2024	Change	2025	2024	Change
Revenues before reimbursements on constant dollar basis	$323.5	$314.2	3%	$640.0	$615.9	4%
Consolidated adjusted operating earnings	22.0	22.1	(0)%	39.8	34.1	17%
Consolidated adjusted EBITDA	31.4	30.6	3%	58.3	51.2	14%
Non-GAAP net income attributable to shareholders	11.2	12.4	(10)%	21.5	18.9	14%
Non-GAAP diluted earnings per share CRD-A	0.22	0.25	(12)%	0.43	0.38	13%
Non-GAAP diluted earnings per share CRD-B	0.22	0.25	(12)%	0.43	0.38	13%

Mr. Rohit Verma, president and chief executive officer of Crawford & Company, commented, “Overall, we are pleased with our progress to date in 2025. Our second quarter performance was highlighted by consolidated revenue growth driven by increased revenue at three of our four operating segments. We continue to contend with lower claims frequency in U.S. property, which put some revenue pressure on the North America Loss Adjusting and Platform Solutions businesses. Consolidated operating margin of 6.8% was down slightly year over year but improved sequentially from the first quarter. We increased our quarterly dividend to $0.075 reflecting progress and confidence in our margin trajectory."

Mr. Verma continued, “As we enter the second half of 2025, we stand ready to serve our clients during the time of the year that is often characterized by severe weather activity in the U.S. Our balance sheet and liquidity remain strong, providing a solid foundation to invest in our business, deliver superior service, and build momentum as we win more new business across the globe.”

Segment Results for the Second Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $78.1 million in the second quarter of 2025, up 2.7% from $76.0 million in the second quarter of 2024, driven by growth in U.S. Global Technical Services. Absent foreign exchange rate decreases of $0.2 million, revenues would have been $78.3 million for the 2025 second quarter.

The segment had operating earnings of $4.6 million in the 2025 second quarter, decreasing from $4.9 million in the second quarter of 2024. The operating margin decreased to 5.9% in the 2025 quarter, compared with 6.4% in the 2024 quarter, driven by decreased revenue in U.S. Field Operations and an increase in administrative costs, partially offset by revenue growth and improved efficiencies in U.S Global Technical Services compared to the prior year quarter.

North America Loss Adjusting revenues before reimbursements were $157.8 million in the six months ended June 30, 2025, increasing 2.9% from $153.4 million in the 2024 period. Absent foreign exchange rate decreases of $1.7 million, revenues would have been $159.5 million for the 2025 second quarter.

The segment had operating earnings of $10.1 million in the six months ended June 30, 2025, increasing from $9.4 million in the 2024 period. The operating margin was 6.4% for the six months ended June 30, 2025 and 6.1% in the 2024 period. The increase in operating earnings was primarily due to revenue growth and improved efficiencies in U.S Global Technical Services.

International Operations

International Operations revenues before reimbursements were $109.1 million in the second quarter of 2025, up 6.6% from $102.3 million in the same period of 2024 driven by growth in the U.K., Europe, and Asia. Absent foreign exchange rate decreases of $0.2 million, revenues would have been $109.3 million for the 2025 second quarter.

Operating earnings were $7.6 million in the 2025 second quarter, increasing from $5.7 million in the 2024 period. The segment’s operating margin for the 2025 quarter increased to 7.0% compared with 5.6% in the 2024 quarter driven by the U.K. and Asia.

International Operations revenues before reimbursements were $213.5 million in the 2025 year-to-date period, up 6.5% from $200.4 million in the 2024 period. Absent foreign exchange rate decreases of $3.2 million, revenues would have been $216.7 million for the six months ended June 30, 2025.

Operating earnings were $11.1 million in the six months ended June 30, 2025, improving from $7.4 million in the 2024 period. The segment’s operating margin for year-to-date 2025 increased to 5.2% compared with 3.7% in the 2024 period driven by revenue growth in the U.K. and Asia.

Broadspire

Broadspire segment revenues before reimbursements were a new quarterly record of $100.6 million in the 2025 second quarter, increasing 3.6% from $97.1 million in the 2024 second quarter driven by increases in medical case management and casualty claims revenues.

Broadspire recorded operating earnings of $13.7 million in the second quarter of 2025, representing an operating margin of 13.6%, compared to $15.1 million, or 15.5% of revenues, in the 2024 second quarter. An increase in administrative costs in the quarter impacted the operating margin.

Broadspire segment revenues before reimbursements were $197.0 million in the 2025 year-to-date period, increasing 2.9% from $191.4 million in the 2024 period.

Broadspire operating earnings were $25.9 million in the six months ended June 30, 2025, representing an operating margin of 13.1%, decreasing from $27.9 million, or 14.6% of revenues in the 2024 period driven by an increase in administrative costs.

Platform Solutions

Platform Solutions revenues before reimbursements were $35.2 million in the second quarter of 2025, down (9.2)% from $38.8 million in the same period of 2024.

Operating earnings were $3.1 million in the 2025 second quarter, increasing from $1.5 million in the 2024 period. The segment’s operating margin for the 2025 quarter was 8.9% as compared with 3.8% in the 2024 quarter. Operating earnings benefited from a reduction in low value inspection services previously handled within our Networks service line and a decrease in administrative costs.

Platform Solutions revenues before reimbursements were $66.8 million in the six months ended June 30, 2025, down (5.6)% from $70.7 million in the 2024 period.

Operating earnings were $6.1 million in the 2025 year-to-date period, increasing from $2.6 million in the 2024 period. The segment’s operating margin for the six months ended June 30, 2025 was 9.1% as compared with 3.7% in the six months ended June 30, 2024 due to the reduction in low value inspection services previously handled within our Networks service line and a decrease in administrative costs.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $7.0 million in the second quarter of 2025, compared with $5.1 million in the same period of 2024. The increase in the 2025 second quarter was primarily due to a one-time $3.1 million indirect tax expense and an increase self-insurance reserves, partially offset by a decrease in professional fees.

Unallocated corporate costs were $13.2 million in the six months ended June 30, 2025, compared with $13.1 million in the 2024 period. The increase in 2025 was primarily due to the one-time indirect tax expense, offset by a decrease in professional fees.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) increased $6.1 million, or 8.4%, in the three months ended June 30, 2025 as compared with the 2024 period. The increase was primarily due to the one-time $3.1 million indirect tax expense and increases in IT costs and severance expenses.

SG&A increased $3.3 million, or 2.2%, in the 2025 year-to-date period as compared with the 2024 period. The increase was primarily due to the one-time indirect tax expense.

Other Matters

The Company recognized a pretax contingent earnout expense of $0.1 million in the 2025 second quarter, compared to an expense of $0.4 million in the same period of 2024, related to the fair value adjustment of earnout liabilities arising from acquisitions. These adjustments, which are not a component of operating earnings, are based on changes to projections of acquired entities over the respective earnout periods.

The Company recognized non-service pension costs of $2.4 million in both the 2025 and 2024 second quarter. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

The Company’s consolidated cash and cash equivalents position as of June 30, 2025, totaled $58.5 million, compared with $55.4 million at December 31, 2024. The Company’s total debt outstanding as of June 30, 2025, totaled $225.4 million, compared with $218.1 million at December 31, 2024.

The Company’s operations provided $21.1 million of cash during the first half of 2025, compared with $8.3 million used in 2024. The increase in cash provided was due primarily to $5.7 million higher operating earnings, net change in incentive compensation of $5.8 million, net change in billed and unbilled receivables of $12.7 million, and other working capital improvements as compared to the prior year.

The Company made no contributions to its U.S. defined benefit pension plan and $1.6 million in contributions to its U.K. plans for the first six months of 2025, compared with no contributions to the U.S. plan and $1.2 million to the U.K. plans in 2024.

During the six months of 2025, the Company did not repurchase any shares of CRD-A or CRD-B. In the first half of 2024, the Company did not repurchase any shares of CRD-A but repurchased 230,861 shares of CRD-B at an average per share cost of $8.91.

Conference Call

As previously announced, Crawford & Company will host a conference call on August 5, 2025, at 8:30 a.m. Eastern Time to discuss its second quarter 2025 results. The conference call can be accessed live by dialing 1-800-549-8228 and using Conference ID 35518. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through August 12, 2025. You may dial 1-888-660-6264 and use passcode 35518# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, non-service pension costs, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, and non-service pension costs are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Six Months Ended
(in thousands)		June 30, 2025		June 30, 2024		June 30, 2025		June 30, 2024
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$190,658	59.0%	$189,743	60.4%	$376,520	59.3%	$369,464	60.0%
U.K.	GBP	44,322	13.7%	41,420	13.2%	88,664	14.0%	81,675	13.3%
Canada	CAD	23,269	7.2%	22,201	7.1%	45,045	7.1%	46,042	7.5%
Australia	AUD	21,607	6.7%	22,316	7.1%	40,655	6.4%	41,977	6.8%
Europe	EUR	16,750	5.2%	15,661	5.0%	32,674	5.1%	30,546	5.0%
Rest of World	Various	26,391	8.2%	22,886	7.2%	51,471	8.1%	46,177	7.4%
Total Revenues, before reimbursements		$322,997	100.0%	$314,227	100.0%	$635,029	100.0%	$615,881	100.0%

The following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Operating earnings:
North America Loss Adjusting	$4,595	$4,885	$10,071	$9,364
International Operations	7,636	5,702	11,092	7,392
Broadspire	13,652	15,091	25,855	27,895
Platform Solutions	3,132	1,469	6,059	2,584
Unallocated corporate and shared costs, net	(7,019)	(5,079)	(13,237)	(13,086)
Consolidated operating earnings	21,996	22,068	39,840	34,149
(Deduct) add:
Net corporate interest expense	(3,858)	(4,256)	(7,802)	(7,852)
Stock option expense	(214)	(139)	(398)	(306)
Amortization of intangible assets	(1,825)	(1,856)	(3,625)	(3,724)
Non-service pension costs	(2,354)	(2,399)	(4,687)	(4,872)
Contingent earnout adjustments	(80)	(430)	(443)	(581)
Income tax provision	(5,845)	(4,486)	(8,325)	(5,533)
Net (income) loss attributable to noncontrolling interests	(38)	82	(94)	140
Net income attributable to shareholders of Crawford & Company	$7,782	$8,584	$14,466	$11,421

The following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net income attributable to shareholders of Crawford & Company	$7,782	$8,584	$14,466	$11,421
Add (Deduct):
Depreciation and amortization	9,814	8,845	19,461	18,144
Stock-based compensation	1,695	1,613	3,085	2,831
Net corporate interest expense	3,858	4,256	7,802	7,852
Non-service pension costs	2,354	2,399	4,687	4,872
Contingent earnout adjustments	80	430	443	581
Income tax provision	5,845	4,486	8,325	5,533
Non-GAAP adjusted EBITDA	$31,428	$30,613	$58,269	$51,234

The following is a reconciliation of operating cash flow to free cash flow for the six months ended June 30, 2025 and 2024:

Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024	Change
Net Cash Provided by (Used in) Operating Activities	$21,083	$(8,253)	$29,336
Less:
Property & Equipment Purchases, net	(2,401)	(1,418)	(983)
Capitalized Software (internal and external costs)	(16,087)	(17,031)	944
Free Cash Flow	$2,595	$(26,702)	$29,297

Non-GAAP consolidated results for 2025 and 2024 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, and contingent earnout adjustment.

The following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2025 and 2024 before amortization of intangible assets, non-service related pension costs and contingent earnout adjustments:

Three Months Ended June 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share(1)	Diluted earnings per CRD-B share(1)
GAAP	$13,665	$7,782	$0.16	$0.16
Adjustments:
Amortization of intangible assets	1,825	1,511	0.03	0.03
Non-service related pension costs	2,354	1,823	0.04	0.04
Contingent earnout adjustments	80	80	—	—
Non-GAAP Adjusted	$17,924	$11,196	$0.22	$0.22

Three Months Ended June 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$12,988	$8,584	$0.17	$0.17
Adjustments:
Amortization of intangible assets	1,856	1,565	0.03	0.03
Non-service related pension costs	2,399	1,876	0.04	0.04
Contingent earnout adjustments	430	423	0.01	0.01
Non-GAAP Adjusted	$17,673	$12,448	$0.25	$0.25

Six Months Ended June 30, 2025
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$22,885	$14,466	$0.29	$0.29
Adjustments:
Amortization of intangible assets	3,625	3,000	0.06	0.06
Non-service related pension costs	4,687	3,626	0.07	0.07
Contingent earnout adjustments	443	443	0.01	0.01
Non-GAAP Adjusted	$31,640	$21,535	$0.43	$0.43

Six Months Ended June 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$16,814	$11,421	$0.23	$0.23
Adjustments:
Amortization of intangible assets	3,724	3,139	0.06	0.06
Non-service related pension costs	4,872	3,805	0.08	0.08
Contingent earnout adjustments	581	574	0.01	0.01
Non-GAAP Adjusted	$25,991	$18,939	$0.38	$0.38

(1) Sum of reconciling items may differ from total due to rounding of individual components.

The following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,304	29,728	30,240	29,657
Class B Common Stock	19,145	19,374	19,145	19,458
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,782	30,171	30,744	30,225
Class B Common Stock	19,145	19,374	19,145	19,458

Further information regarding the Company’s operating results for the three and six months ended June 30, 2025, financial position as of June 30, 2025, and cash flows for the six months ended June 30, 2025 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2025	2024	% Change

Revenues:
Revenues Before Reimbursements	$322,997	$314,227	3%
Reimbursements	11,598	12,626	(8)%
Total Revenues	334,595	326,853	2%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	224,724	222,265	1%
Reimbursements	11,598	12,626	(8)%
Total Costs of Services	236,322	234,891	1%

Selling, General, and Administrative Expenses	78,337	72,270	8%
Corporate Interest Expense, Net	3,858	4,256	(9)%
Total Costs and Expenses	318,517	311,417	2%

Other Loss, Net	(2,413)	(2,448)	(1)%

Income Before Income Taxes	13,665	12,988	5%
Provision for Income Taxes	5,845	4,486	30%

Net Income	7,820	8,502	(8)%

Net (Income) Loss Attributable to Noncontrolling Interests	(38)	82	(146)%

Net Income Attributable to Shareholders of Crawford & Company	$7,782	$8,584	(9)%

Earnings Per Share - Basic:
Class A Common Stock	$0.16	$0.17	(6)%
Class B Common Stock	$0.16	$0.17	(6)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.16	$0.17	(6)%
Class B Common Stock	$0.16	$0.17	(6)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—
Class B Common Stock	$0.07	$0.07	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2025	2024	% Change

Revenues:
Revenues Before Reimbursements	$635,029	$615,881	3%
Reimbursements	22,905	24,045	(5)%
Total Revenues	657,934	639,926	3%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	446,617	436,654	2%
Reimbursements	22,905	24,045	(5)%
Total Costs of Services	469,522	460,699	2%

Selling, General, and Administrative Expenses	152,924	149,590	2%
Corporate Interest Expense, Net	7,802	7,852	(1)%
Total Costs and Expenses	630,248	618,141	2%

Other Loss, Net	(4,801)	(4,971)	(3)%

Income Before Income Taxes	22,885	16,814	36%
Provision for Income Taxes	8,325	5,533	50%

Net Income	14,560	11,281	29%

Net (Income) Loss Attributable to Noncontrolling Interests	(94)	140	(167)%

Net Income Attributable to Shareholders of Crawford & Company	$14,466	$11,421	27%

Earnings Per Share - Basic:
Class A Common Stock	$0.29	$0.23	26%
Class B Common Stock	$0.29	$0.23	26%

Earnings Per Share - Diluted:
Class A Common Stock	$0.29	$0.23	26%
Class B Common Stock	$0.29	$0.23	26%

Cash Dividends Per Share:
Class A Common Stock	$0.14	$0.14	—
Class B Common Stock	$0.14	$0.14	—

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of June 30, 2025 and December 31, 2024

	June 30,	December 31,
	2025	2024
(In thousands, except par value amounts)	(Unaudited)	*
ASSETS

Current Assets:
Cash and Cash Equivalents	$58,529	$55,412
Accounts Receivable, Net	136,063	142,064
Unbilled Revenues, at Estimated Billable Amounts	145,345	131,080
Income Taxes Receivable	4,803	5,337
Prepaid Expenses and Other Current Assets	31,433	40,334
Total Current Assets	376,173	374,227

Net Property and Equipment	17,999	20,554

Other Assets:
Operating Lease Right-of-Use Asset, Net	71,706	78,808
Goodwill	76,587	76,368
Intangible Assets Arising from Business Acquisitions, Net	71,630	74,545
Capitalized Software Costs, Net	116,478	111,854
Deferred Income Tax Assets	24,239	25,305
Other Noncurrent Assets	44,553	42,094
Total Other Assets	405,193	408,974

Total Assets	$799,365	$803,755

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$22,791	$17,822
Accounts Payable	45,968	50,605
Accrued Compensation and Related Costs	86,180	101,371
Self-Insured Risks	20,239	27,813
Income Taxes Payable	853	3,343
Operating Lease Liability	23,660	24,541
Other Accrued Liabilities	44,120	38,103
Deferred Revenues	37,299	36,129
Total Current Liabilities	281,110	299,727

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	202,658	200,315
Operating Lease Liability	60,382	66,811
Deferred Revenues	24,024	23,556
Accrued Pension Liabilities	20,506	21,084
Other Noncurrent Liabilities	35,344	36,711
Total Noncurrent Liabilities	342,914	348,477

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,315	30,124
Class B Common Stock, $1.00 Par Value	19,145	19,145
Additional Paid-in Capital	90,704	87,118
Retained Earnings	245,497	237,948
Accumulated Other Comprehensive Loss	(208,772)	(217,125)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	176,889	157,210
Noncontrolling Interests	(1,548)	(1,659)
Total Shareholders’ Investment	175,341	155,551

Total Liabilities and Shareholders’ Investment	$799,365	$803,755

(*) Derived from the audited Consolidated Balance Sheet

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change

Revenues Before Reimbursements	$78,074	$76,030	2.7%	$109,070	$102,283	6.6%	$100,617	$97,087	3.6%	$35,236	$38,827	(9.2)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	54,835	54,708	0.2%	72,311	66,047	9.5%	60,360	58,162	3.8%	19,114	23,404	(18.3)%

% of Revenues Before Reimbursements	70.2%	72.0%		66.3%	64.6%		60.0%	59.9%		54.2%	60.3%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	18,644	16,437	13.4%	29,123	30,534	(4.6)%	26,605	23,834	11.6%	12,990	13,954	(6.9)%

% of Revenues Before Reimbursements	23.9%	21.6%		26.7%	29.9%		26.4%	24.5%		36.9%	35.9%

Total Operating Expenses	73,479	71,145	3.3%	101,434	96,581	5.0%	86,965	81,996	6.1%	32,104	37,358	(14.1)%

Operating Earnings (1)	$4,595	$4,885	(5.9)%	$7,636	$5,702	33.9%	$13,652	$15,091	(9.5)%	$3,132	$1,469	113.2%

% of Revenues Before Reimbursements	5.9%	6.4%		7.0%	5.6%		13.6%	15.5%		8.9%	3.8%

Six Months Ended June 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2025	2024	Change	2025	2024	Change	2025	2024	Change	2025	2024	Change

Revenues Before Reimbursements	$157,814	$153,395	2.9%	$213,464	$200,375	6.5%	$197,001	$191,385	2.9%	$66,750	$70,726	(5.6)%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	110,853	110,175	0.6%	142,888	131,026	9.1%	118,711	115,419	2.9%	37,159	42,334	(12.2)%

% of Revenues Before Reimbursements	70.2%	71.8%		66.9%	65.4%		60.3%	60.3%		55.7%	59.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	36,890	33,856	9.0%	59,484	61,957	(4.0)%	52,435	48,071	9.1%	23,532	25,808	(8.8)%

% of Revenues Before Reimbursements	23.4%	22.1%		27.9%	30.9%		26.6%	25.1%		35.3%	36.5%

Total Operating Expenses	147,743	144,031	2.6%	202,372	192,983	4.9%	171,146	163,490	4.7%	60,691	68,142	(10.9)%

Operating Earnings(1)	$10,071	$9,364	7.6%	$11,092	$7,392	50.1%	$25,855	$27,895	(7.3)%	$6,059	$2,584	134.5%

% of Revenues Before Reimbursements	6.4%	6.1%		5.2%	3.7%		13.1%	14.6%		9.1%	3.7%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, non-service pension costs, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Period Ended June 30, 2025 and June 30, 2024

Unaudited

(In Thousands)

	2025	2024
Cash Flows From Operating Activities:
Net Income	$14,560	$11,281
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	19,461	18,145
Stock-based compensation	3,085	2,831
Loss (gain) on disposal of property and equipment	1,030	(80)
Contingent earnout adjustments	443	581
Changes in operating assets and liabilities:
Accounts receivable, net	8,111	(2,537)
Unbilled revenues, net	(12,127)	(14,234)
Accrued or prepaid income taxes	(2,922)	(6,652)
Accounts payable and accrued liabilities	(16,136)	(22,336)
Deferred revenues	1,295	(798)
Accrued retirement costs	25	1,581
Prepaid expenses and other operating activities	4,258	3,965
Net cash provided by (used in) operating activities	21,083	(8,253)

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(2,401)	(1,418)
Capitalization of computer software costs	(16,087)	(17,031)
Proceeds from settlement of life insurance policies	210	—
Net cash used in investing activities	(18,278)	(18,449)

Cash Flows From Financing Activities:
Cash dividends paid	(6,917)	(6,880)
Repurchases of common stock	—	(2,073)
Increases in short-term and revolving credit facility borrowings	49,193	48,592
Payments on short-term and revolving credit facility borrowings	(42,582)	(23,769)
Payments of contingent consideration on acquisitions	(1,326)	(579)
Other financing activities	554	364
Net cash (used in) provided by financing activities	(1,078)	15,655

Effects of exchange rate changes on cash and cash equivalents	863	(155)
Increase (Decrease) in cash, cash equivalents, and restricted cash(1)	2,590	(11,202)
Cash, cash equivalents, and restricted cash at beginning of year(1)	56,329	59,545
Cash, cash equivalents, and restricted cash at end of period(1)	$58,919	$48,343

Supplemental cash flow information:
Income taxes paid	$11,340	$11,944
Interest paid	9,089	8,890

(1) The 2025 amounts include beginning restricted cash of $917 at December 31, 2024, and ending restricted cash of $390 at June 30, 2025, and the 2024 amounts include beginning restricted cash of $1,182 at December 31, 2023, and ending restricted cash of $1,601 at June 30, 2024, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.